CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-281508 on Form S-6 of our report dated September 11, 2024, relating to the financial statement of FT 11719, comprising Dividend & Income Select Closed-End Portfolio, Series 110, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 11, 2024